Exhibit 4.3

FIRST AMENDMENT TO

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

The undersigned desire to enter into this First Amendment to Amended and Restated Registration Rights Agreement, dated this 30th day of March, 2012, and effective as of January 17, 2011, to amend that certain Amended and Restated Registration Rights Agreement, dated as of January 14, 2011, among Affinion Group Holdings, Inc., a Delaware corporation (the “Company”) and the holders party thereto (the “RRA”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the RRA.

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 14, 2011, by and among the Company, Affinion Group, Inc., Parker Holdings, LLC, Parker Merger Sub, Inc. and Webloyalty Holdings, Inc. (“Webloyalty”), Webloyalty was merged with and into Parker Merger Sub, Inc. (the “Merger”), Webloyalty became an indirect wholly-owned subsidiary of the Company, and certain former equity owners of Webloyalty were issued Common Stock in exchange for their shares in Webloyalty;

WHEREAS, in connection with the Merger, GAP-W, LLC, a former equity owner of Webloyalty, directed that the 3,320,130 shares of Common Stock to which it was entitled (the “GAP-W Shares”) be issued to GAP-W Holdings, L.P.;

WHEREAS, the GAP-W Shares were issued to GAP-W Holdings, L.P. on January 17, 2011, but GAP-W Holdings, L.P. was not made a party to the RRA at such time;

WHEREAS, GAP-W Holdings, L.P. has executed an adoption agreement to the RRA (the “Adoption”) on the date hereof and effective as of January 17, 2011; and

WHEREAS, pursuant to Section 22 of the RRA, the RRA may be amended by written agreement of (x) Affinion Group Holdings, LLC, and (y) Holders of a Majority of the Eligible Shares held by the Principal WL Stockholders; provided the written consent of the Company shall be required, in the event that any such amendment, supplement or modification imposes a burden or obligation on the Company or adversely affects a benefit or right of the Company under the Stockholder Agreement.

NOW, THEREFORE, the parties hereto hereby agrees as follows:

Section 1. Amendment.

The RRA is hereby amended by the replacement of Schedule I thereto with Exhibit A hereto.

Section 2. Continuing Force and Effect

Except to the extent expressly amended hereby or by the Adoption, the terms and conditions of the RRA shall continue in full force and effect in accordance with their terms.

Section 3. Entire Agreement

This amendment, together with the Adoption and the RRA constitute the entire agreement among the parties to the RRA.

Section 4. Counterparts

This amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first written above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Todd Siegel
Name:	Todd Siegel
Title:	Executive Vice President
and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first written above.

AFFINION GROUP HOLDINGS, LLC

By:	/s/ Marc Becker
Name: Marc Becker
Title: Manager

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first written above.

GAPCO GMBH & CO. KG		GENERAL ATLANTIC PARTNERS 79, L.P.
By:	GAPCO Management GmbH,	By:	General Atlantic LLC,
	its General Partner		its General Partner

By:	/s/ Thomas J. Murphy	By:	/s/ Thomas J. Murphy
	Name: Thomas J. Murphy	Name: Thomas J. Murphy
	Title: Procuration Officer	Title: Managing Director

GAP-W HOLDINGS, L.P.
GAP COINVESTMENTS III, LLC		By:	General Atlantic GenPar, L.P.,
its General Partner
By:	/s/ Thomas J. Murphy
	Name: Thomas J. Murphy	By:	General Atlantic LLC,
	Title: Managing Director		its General Partner

		By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
GAP COINVESTMENTS IV, LLC			Title: Managing Director

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAPSTAR, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP-W, LLC
By:	General Atlantic GenPar, L.P.,
its Manager

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

EXHIBIT A

[Please see attached]

SCHEDULE I

List of Holders

Name	Address for Notice

Affinion Group Holdings, LLC	Apollo Management V, L.P.
9 West 57th Street, 43rd Floor
New York, New York 10019
	Telephone:	(212) 515-3202
	Email:	becker@apollolp.com
	Attention:	Marc Becker

D’Agostino Family Trust A Date 4/8/99 / Vincent D’Agostino	45 Turkey Hill Road South
Westport, CT 06880
	Telephone:	(203) 254-9860
	Email:	dagostinov@yahoo.com

Richard Fernandes / Fernandes Family Trust A dated June 25, 1999	129 Quarter Horse Lane
Fairfield CT 06824
	Telephone:	(203) 255-1736
	Email:	rick.fernandes@webloyalty.com

GAPCO GmbH & Co. KG	General Atlantic LLC 55 East 52nd Street, 32nd Floor New York, New York 10055 Facsimile: (212) 759-5708 Attention: General Counsel Email: clanning@generalatlantic.com
GAP Coinvestments III, LLC	General Atlantic LLC 55 East 52nd Street, 32nd Floor New York, New York 10055 Facsimile: (212) 759-5708 Attention: General Counsel Email: clanning@generalatlantic.com
GAP Coinvestments IV, LLC	General Atlantic LLC 55 East 52nd Street, 32nd Floor New York, New York 10055 Facsimile: (212) 759-5708 Attention: General Counsel Email: clanning@generalatlantic.com

Schedule I

GAPSTAR, LLC	General Atlantic LLC 55 East 52nd Street, 32nd Floor New York, New York 10055 Facsimile: (212) 759-5708 Attention: General Counsel Email: clanning@generalatlantic.com
GAP-W, LLC	General Atlantic LLC 55 East 52nd Street, 32nd Floor New York, New York 10055 Facsimile: (212) 759-5708 Attention: General Counsel Email: clanning@generalatlantic.com
GAP-W Holdings, L.P.	General Atlantic LLC 55 East 52nd Street, 32nd Floor New York, New York 10055 Facsimile: (212) 759-5708 Attention: General Counsel Email: clanning@generalatlantic.com
General Atlantic Partners 79, L.P.	General Atlantic LLC 55 East 52nd Street, 32nd Floor New York, New York 10055 Facsimile: (212) 759-5708 Attention: General Counsel Email: clanning@generalatlantic.com

Schedule I-2